Strategic Student & Senior Housing Trust, Inc.Exhibit 99.1 H. Michael Schwartz – Founder, Chairman & CEO Third Quarter Update

Risk Factors & Other Information This investor presentation may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities. See our Form S-11 and recent Form 10-Q for specific risks associated with an investment in Strategic Student & Senior Housing Trust, Inc.  We incurred a net loss of approximately $11.3 million for the nine months ended September 30, 2018. Our accumulated deficit was approximately $17.6 million as of September 30, 2018. Given that we are still early in our fundraising and acquisition stage, our operations may not be profitable in 2018.  We have paid distributions from sources other than our cash flows from operations, including from the net proceeds of our public offering, including our distribution reinvestment plan (DRP offering).  We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions.  For the year ended December 31, 2017, the payment of distributions was paid 73.8% from proceeds of our private offering and 26.2% from our DRP offering. For the nine months ended September 30, 2018, the payment of distributions was paid 41.7% from cash flows from operations, 21.0% from proceeds of our public and private offerings and 37.3% from our DRP offering. If we continue to pay distributions from sources other than cash flows from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns.  Additionally, to the extent distributions exceed cash flows from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain. No public market currently exists for shares of our common stock and we may not list our shares on a national securities exchange before three to five years after completion of our public offering, if at all; therefore, it may be difficult for our stockholders to sell their shares. If our stockholders sell their shares, it will likely be at a substantial discount. Our charter does not require us to pursue a liquidity transaction at any time. Until we generate operating cash flows sufficient to pay distributions to our stockholders, we may pay distributions from financing activities, which may include borrowings in anticipation of future cash flows or the net proceeds of our offerings (which may constitute a return of capital). Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to our stockholders, at least in the first few years of operation. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. This is an initial public offering; we have little operating history, and the prior performance of real estate programs sponsored by our sponsor or its affiliates may not be indicative of our future results. This is a "best efforts" offering. If we are unable to raise substantial funds in our public offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of our stockholders’ investment may fluctuate more widely with the performance of specific investments. We are a "blind pool" because we have not identified any properties to acquire with the net proceeds from our public offering. As a result, our stockholders will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from our public offering on acceptable terms to investors, or at all. Investors in our public offering will experience immediate dilution in their investment primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) pursuant to our private offering, we sold approximately 10.7 million shares of our common stock at a weighted average purchase price of approximately $8.55 per share and received weighted average net proceeds of approximately $7.93 per share in our private offering, and (iii) we paid significant organization and other offering expenses in connection with our private offering. There are substantial conflicts of interest among us and our sponsor, advisor, affiliated property manager, transfer agent and dealer manager. Our advisor may face conflicts of interest relating to the purchase of properties and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities. We have no employees and must depend on our advisor to select investments and conduct our operations, and there is no guarantee that our advisor will devote adequate time or resources to us. We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which will reduce cash available for investment and distribution. We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of our stockholders’ investment. We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions. Our board of directors may change any of our investment objectives without our stockholders’ consent.

Why Student & Senior Housing



Student Housing

Younion @ Tallahassee, Florida State University Student Housing



Senior Housing

The Charleston, Cedar Hills, Utah

	Student Housing	Senior Housing
Alternative Asset Class	✓	✓
Fragmented Ownership	✓	✓
Operating Business/Economies of Scale	✓	✓
Brand-based Real Estate[3]	YOUnion®	COMING SOON
Recession-resistant Traits[1]	✓	✓
Inflation/Interest Rate Hedge[2]	✓	✓

1. "Much of the student housing industry's current luster comes from its performance during the Great Recession. The primary driver of student housing is college enrollment, and when the economy loses jobs it tends to gain students." Source: "Is Student Housing Recession-Proof - Sector Strength Draws Investors" - Axiometrics, Sarah Simmons, Senior Content Writer and Editor, May 11, 2017. "Seniors housing returns are also often less volatile than that of other property types. Indeed, during the Great Recession, returns for seniors housing, as measured by NCREIF, were less volatile and suffered an outright decline of 6.7 percent over the course of only two quarters versus returns on apartments, which declined 24 percent over the course of seven quarters". Commercial Investment Real Estate Magazine Jan/Feb 2015 - Seniors Housing Stacks Up by Beth Burnham Mace, Chief Economist for the National Investment Center for Seniors Housing and Care. Past performance is no indication of future results. It is possible to lose money on this investment. While the student housing and senior housing industries may be resistant to recessions, there is no guarantee that a related investment will realize a profit or prevent against loss.
2. Interest rates: Equity REIT returns have typically been stronger when market interest rates are going up than when they are going down. Inflation: Data going back to the beginning of 1972 suggest that when inflation rates have been relatively high for extended periods, equity REIT total returns have exceeded them 69% of the time. When inflation has been high the total returns on REITs has been strong (averaging 13.7% per year) and when inflation has been low the total returns on REITs have remained strong averaging 11.95% per year. NAREIT - REITs and Real Estate: Outlook for 2017, Macroeconomic Outlook and Commercial Real Estate Fundamentals, Calvin Schnure, SVP, Research & Economic Analysis
3. The "YOUnion" brand and its associated trademarks are owned by our sponsor.

SmartStop Asset Management is the sponsor of Strategic Student & Senior Housing Trust, Inc.

3

Characteristics That Drive Returns Anchored by the stability of major universities Majority of leases backed by parent guaranties Supply constrained markets (on- & off-campus) Limited government funding for new dorms & enhancements By 2030, 1 in every 5 U.S. residents will be retirement age (65 or older)** By 2035, older people are projected to outnumber children for the first time in US history** Leases are backed primarily by private pay and/or long-term care insurance/benefits Recession-Resistant Characteristics* Student Housing Senior Housing Diversification By: Geography, Asset Type, & Demographics Highly Fragmented Sector With Consolidation Opportunities Younion @ Tallahassee, Florida State University The Charleston, Cedar Hills, Utah “Much of the student housing industry’s current luster comes from its performance during the Great Recession. The primary driver of student housing is college enrollment, and when the economy loses jobs it tends to gain students.” Source: “Is Student Housing Recession-Proof - Sector Strength Draws Investors” - Axiometrics, Sarah Simmons, Senior Content Writer and Editor, May 11, 2017. “Seniors housing returns are also often less volatile than that of other property types. Indeed, during the Great Recession, returns for seniors housing, as measured by NCREIF, were less volatile and suffered an outright decline of 6.7 percent over the course of only two quarters versus returns on apartments, which declined 24 percent over the course of seven quarters.” Commercial Investment Real Estate Magazine Jan/Feb 2015 - Seniors Housing Stacks Up by Beth Burnham Mace, Chief Economist for the National Investment Center for Seniors Housing and Care. Past performance is no indication of future results. It is possible to lose money on this investment. While the student housing and senior housing industries may be resistant to recessions, there is no guarantee that a related investment will realize a profit or prevent against loss. ** US Census Bureau study “Older people to outnumber children for the first time in US history” March 13, 2018

Factors Driving Demand Steady enrollment increase at major universities Increase in advanced degrees Outdated on-campus dormitories Increased desire for more than just a living space 78 Million aging Baby Boomers projected by 2035* Need for community living & social engagement Fewer family caregivers Need to downsize living space Student Housing Senior Housing Undergraduate enrollment is expected to increase by 14% between 2015 and 2026.* Number of Americans aged 65+ is expected to increase over 4x faster than overall population (approximately 65% from 2015 to 2035).* *National Center of Educational Statistics *U.S. Census Bureau Younion @ Fayetteville, University of Arkansas The Wellington at Salt Lake City, Utah

Investment Strategy Class “A” properties Tier-one universities (15,000 minimum enrollment) Convenient pedestrian-to-campus (within one mile) Division I football program Amenities rich and newer construction Enhanced privacy and high bed/bath parity Student Housing Senior Housing Class “A” properties Convenient location & proximity to medical services and retail centers Experienced senior housing operators Amenities rich and favorable demographic markets Emphasis on private pay and low-to-mid acuity This property is owned by Strategic Student & Senior Housing Trust, Inc. This property is owned by Strategic Student & Senior Housing Trust, Inc. Younion @ Fayetteville, University of Arkansas The Wellington at Salt Lake City, Utah

SSSHT Current Portfolio as of 9/30/2018 $275,000,000 Portfolio* SSSHT owns two student housing properties and four senior housing properties located in four states. The portfolio includes approximately 880,000 rentable square feet, 900 total units and 1,675 beds. *Based on purchase price. 380,000 RSF Student Housing Portfolio 500,000 RSF Senior Housing Portfolio This does not include an approximate 2.6% beneficial interest in a DST that owns a student housing property in Reno, NV. This does not include an approximate 1.4% beneficial interest in a DST that owns two student housing properties in Ann Arbor, MI and Columbia, South Carolina. Student & Senior Housing Portfolio 880,000 RSF

Equity Update Puyallup, Washington Property Equity Update Approx. $92 Million as of 9/30/18 (includes private offering) Distributions(1) SSSHT pays a distribution rate of approximately $0.00169808 per day per share (equivalent to $0.62 per share annually) to Class A, Class T and Class W stockholders of record. The T share distribution is reduced by an ongoing stockholder servicing fee equal to an annual rate of 1% of the T share purchase price. The W share distribution is reduced by an ongoing dealer manager servicing fee equal to an annual rate of 0.50% of the W share purchase price. (1) We have paid and may continue to pay, distributions from sources other than cash flow from operations, therefore, we will have fewer funds available for acquisitions of properties and our stockholders overall return may be reduced. Future distributions are at the sole discretion of our board of directors and are not guaranteed.

SSSHT Financial Update Revenues Net Operating Income* Property Operating Expenses as a Percentage of Revenue Number of Facilities Nine Months Ended Sept. 30, 2018 $14,912,362 $6,349,401 57% 6 Nine Months Ended Sept. 30, 2017 $1,379,330 $798,338 43% 2 Nine Months Ended September 30, 2018 vs. 2017 *NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, property management oversight fees, interest expense, depreciation, amortization and acquisition expenses. We believe that NOI is useful for investors as it provides a measure of the operating performance of our operating assets because NOI excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

YOUNION – Student Housing Brand* * The “YOUnion” Brand and its associated trademarks are owned by our sponsor.

University of Arkansas 3 blocks from University of Arkansas Tier-1 rated top college Division I football team in SEC conference Newly constructed Fully furnished units (beds, desks, appliances, washer/dryer) 1 bed/1 bath parity 1 block from eatery & entertainment corridor Fiber optic cable with 1 gigabit of bandwidth LEED Gold certified Student Housing $57,000,000 - Acquired June 2017

Florida State University 1 block from Florida State University Tier-1 rated top college Division I football team Newly constructed   Fully furnished units (beds, desks, appliances, washer/dryer) 1 bed/1 bath parity Fiber optic cable with one Gigabit of bandwidth Extraordinary amenities package fitness center, study rooms, computer center, powered furniture Student Housing $47,500,000 – Acquired September 2017

The Wellington, Salt Lake City MSA 119-unit / 140-bed Established and highly regarded assisted-living community 24-hour staffing 30 minutes from downtown Salt Lake City Multiple floor plans Emergency alert response system Amenities package includes fitness center, transportation, beauty salon, daily meals, social events, library, computer center, all day dining room, casual bistro, art studio, common area Wi-Fi Senior Housing $48,500,000 – Acquired February 2018

The Charleston, Cedar Hills, Utah 64-unit / 78-bed Assisted-living community 24-hour staffing 30 minutes from downtown Salt Lake City Multiple floor plans Emergency alert response system Amenities package includes beautifully landscaped grounds, patio, and walking paths; grand dining room, common area bistro, parlor with fireplace, library, activity room with piano, theatre room, beauty salon/barber shop, & Wi-Fi Senior Housing $13,000,000 – Acquired February 2018

Cottonwood Creek, Salt Lake City MSA 112-unit / 136-bed Assisted-living community 24-hour staffing Multiple floor plans Emergency alert response system Amenities package includes fitness/rehab center, health enhancing activities, all day dining, walking groups, arts and crafts classes, computer room, game lounge, beauty salon/barber shop, and Wi-Fi Senior Housing $17,000,000 – Acquired February 2018

Courtyard at Mt. Tabor, Portland, Oregon Class A, purpose-built assisted-living and continuum of care community. 286 units / 292 beds 24-hour staffing Multiple floor plans Extraordinary amenities package includes beautifully landscaped grounds, grand dining room, parlor with fireplace, library, activity rooms, theatre room, beauty salon/barber shop, & Wi-Fi 23 unit/29 bed, $10 million memory care expansion currently underway Well located in-fill community Senior Housing $92,000,000 – Acquired August 2018

Courtyard at Mt. Tabor, Portland, Oregon Memory Care Expansion

Courtyard at Mt. Tabor, Portland, Oregon Memory Care Expansion

Courtyard at Mt. Tabor, Portland, Oregon Memory Care Expansion

Courtyard at Mt. Tabor, Portland, Oregon Memory Care Expansion

Courtyard at Mt. Tabor, Portland, Oregon Memory Care Expansion

Student & Senior Housing REITs Publicly Traded Competitors NYSE: VTR NYSE: ACC NYSE:WELL NYSE:BKD NYSE:CSU Public Non-Traded Student & Senior Housing REIT Student Housing Senior Housing NYSE:NHI

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